KATY NEWS
FOR IMMEDIATE RELEASE

KATY INDUSTRIES, INC.
REPORTS 2011 FIRST QUARTER RESULTS

BRIDGETON, MO – May 16, 2011 – Katy Industries, Inc. (OTC BB: KATY) today reported a net loss in the first quarter of 2011 of $1.3 million, or $0.16 per share, versus a net loss of $2.2 million, or $0.27 per share, in the first quarter of 2010.  Operating loss was $0.8 million, or 2.5% of net sales, in the first quarter of 2011, compared to $2.0 million, or 6.0% of net sales, for the same period in 2010.

Financial highlights for the first quarter of 2011, as compared to the same period in the prior year, included:

•
Net sales in the first quarter of 2011 were $32.9 million, a decrease of $0.9 million, or 2.7%, compared to the same period in 2010.  The majority of the decrease was a result of volume shortfall in our Continental and Glit business units, primarily due to three less shipping days in the first quarter of 2011 than in the first quarter of 2010 due to inclement weather shutdowns.

•
Gross margin was 12.4% in the first quarter of 2011, an increase from 11.8% in the first quarter of 2010.  Gross margin was impacted by a favorable variance in our LIFO adjustment of $0.4 million resulting from inventory fluctuations.  Excluding the LIFO adjustment, gross margin decreased 0.5 percentage points from the first quarter of 2010.  The decrease was a result of increased raw material costs.

•
Selling, general and administrative expenses were $1.1 million lower in the first quarter of 2011 than in the first quarter of 2010.  The decrease was a result of cost-cutting efforts including, but not limited to, supervisor salary expenses and management bonus accruals, as well as decreases in stock-based compensation expense due to our lower stock price and the reversal of prior years’ compensation expense as a result of cancelled unvested stock options during the three months ended April 1, 2011.

Operations used $0.3 million of free cash flow in the first quarter of 2011 compared to $1.7 million during the same period a year ago.  This variance was primarily a result of cash provided by amounts payable to a related party and other liabilities, partially offset by cash used in accounts payable.  Free cash flow, a non-GAAP financial measure, is discussed further below.

Debt at April 1, 2011 was $22.5 million (75% of total capitalization), versus $22.9 million (72% of total capitalization) at December 31, 2010.

“In the first quarter we continued to see year over year improvement in operations despite the continued economic softness,” stated David J. Feldman, Katy’s President and Chief Executive Officer.  “We continue to remain optimistic about the remainder of the year as long as the economy continues to expand and raw material prices begin to moderate.”

Non-GAAP Financial Measures
To provide transparency about measures of Katy’s financial performance which management considers most relevant, the Company supplements the reporting of Katy’s consolidated financial information under GAAP with a non-GAAP financial measure, Free Cash Flow.  Free Cash Flow is defined by Katy as cash flow from operating activities less capital expenditures. A reconciliation of this non-GAAP measure to a comparable GAAP measure is provided in the “Statements of Cash Flows” accompanying this press release. This non-GAAP financial measure should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measure to analyze the Company’s performance would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material.  Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures reflected below to understand and analyze the results of its business. Katy believes this measure is nonetheless useful to management and investors in measuring cash generated that is available for repayment of debt obligations, investment in growth through acquisitions, new business development and stock repurchases.

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended.  Forward-looking statements include all statements of the Company’s plans, beliefs or expectations with respect to future events or developments and often may be identified by such words or phrases as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may,” “should,” “will,” “continue,” “is subject to,” or similar expressions.  These forward-looking statements are based on the opinions and beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the Company’s management.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business.  The forward-looking statements are subject to risks and uncertainties that may lead to results that differ materially from those expressed in any forward-looking statement made by the Company or on its behalf.  These risks and uncertainties include, without limitation, conditions in the general economy and in the markets served by the Company, including changes in the demand for its products; success of any restructuring or cost control efforts; an increase in interest rates; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers’ operations or other causes affecting availability of component materials or finished goods at reasonable prices; changes in product mix, costs and yields; labor issues at the Company’s facilities or those of its suppliers; legal claims or other regulator actions; and other risks identified from time to time in the Company’s filings with the SEC, including its Report on Form 10-K for the year ended December 31, 2010. Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Katy Industries, Inc. is a diversified corporation focused on the manufacture, import and distribution of commercial cleaning products and consumer home products.

Company contact:
Katy Industries, Inc.
James W. Shaffer
(314) 656-4321

KATY INDUSTRIES, INC. SUMMARY OF OPERATIONS - UNAUDITED
(In thousands, except per share data)
	Three Months Ended
	April 1,	April 2,
	2011	2010

Net sales	$32,909	$33,839
Cost of goods sold	28,815	29,837
Gross profit	4,094	4,002
Selling, general and administrative expenses	4,976	6,033
Gain on sale or disposal of assets	(75)	-
Operating loss	(807)	(2,031)
Interest expense	(402)	(289)
Other, net	(35)	101
Loss before income tax (provision) benefit	(1,244)	(2,219)
Income tax (provision) benefit	(9)	33
Net loss	$(1,253)	$(2,186)

Net loss per share of common stock:
Basic and diluted	$(0.16)	$(0.27)

Weighted average common shares outstanding:
Basic and diluted	7,951	7,951

Other Information:

LIFO adjustment expense	$6	$384

KATY INDUSTRIES, INC. BALANCE SHEETS - UNAUDITED
(In thousands)

	April 1,	December 31,
Assets	2011	2010
Current assets:
Cash	$490	$1,319
Accounts receivable, net	15,180	13,541
Inventories, net	16,714	16,450
Other current assets	1,721	1,512
Total current assets	34,105	32,822

Other assets:
Goodwill	665	665
Intangibles, net	3,416	3,530
Other	2,972	3,160
Total other assets	7,053	7,355

Property and equipment	99,561	100,524
Less: accumulated depreciation	(77,794)	(77,807)
Property and equipment, net	21,767	22,717

Total assets	$62,925	$62,894

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$12,164	$11,594
Book overdraft	885	1,257
Accrued expenses	12,635	12,322
Payable to related party	1,375	500
Current maturities of long-term debt	1,325	1,275
Revolving credit agreement	15,475	15,432
Total current liabilities	43,859	42,380

Long-term debt, less current maturities	5,719	6,169
Other liabilities	5,696	5,306
Total liabilities	55,274	53,855

Stockholders' equity:
Convertible preferred stock	108,256	108,256
Common stock	9,822	9,822
Additional paid-in capital	27,132	27,385
Accumulated other comprehensive loss	(1,287)	(1,405)
Accumulated deficit	(114,835)	(113,582)
Treasury stock	(21,437)	(21,437)
Total stockholders' equity	7,651	9,039

Total liabilities and stockholders' equity	$62,925	$62,894

KATY INDUSTRIES, INC. STATEMENTS OF CASH FLOWS - UNAUDITED
(In thousands)
	Three Months Ended
	April 1,	April 2,
	2011	2010
Cash flows from operating activities:
Net loss	$(1,253)	$(2,186)
Depreciation and amortization	1,315	1,751
Amortization of debt issuance costs	75	96
Stock-based compensation	(491)	59
Gain on sale or disposal of assets	(75)	-
	(429)	(280)
Changes in operating assets and liabilities:
Accounts receivable	(1,610)	(1,780)
Inventories	(208)	(599)
Other assets	98	(177)
Accounts payable	550	1,168
Accrued expenses	302	526
Payable to related party	875	125
Other	257	(566)
	264	(1,303)

Net cash used in operating activities	(165)	(1,583)

Cash flows from investing activities:
Capital expenditures	(100)	(89)
Proceeds from sale of assets	2	-

Net cash used in investing activities	(98)	(89)

Cash flows from financing activities:
Net borrowings	269	2,555
Decrease in book overdraft	(372)	(583)
Repayments of term loans	(400)	(388)
Direct costs associated with debt facilities	(144)	-

Net cash (used in) provided by financing activities	(647)	1,584

Effect of exchange rate changes on cash	81	(24)
Net decrease in cash	(829)	(112)
Cash, beginning of period	1,319	747
Cash, end of period	$490	$635

Reconciliation of free cash flow to GAAP Results:

Net cash used in operating activities	$(165)	$(1,583)
Capital expenditures	(100)	(89)
Free cash flow	$(265)	$(1,672)